UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

Applied BioSciences Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55523

(Commission File Number)

81-1699502

(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 1000

Beverly Hills, California 90212

(Address of principal executive offices)(Zip Code)

(310) 356-7374

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

12% Senior Secured Promissory Note

On September 9, 2019, Applied BioSciences Corp. (the “Company”) closed on $250,000 of the offer and sale of a Senior Convertible Promissory Note due September 12, 2020 (the “Note”) in the principal amount of $500,000 to an accredited investor (the “Purchaser”) for a purchase price of $500,000 (the “Offering”) pursuant to a Securities Purchase Agreement with the Purchaser, dated as of September 4, 2019 (the “Purchase Agreement”). The Note and the shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), issuable upon conversion of the Note (the “Conversion Shares”) are collectively referred to herein as the “Securities.” Under the Purchase Agreement, the balance of $250,000 due and owning under the note shall be paid to the Company “within a reasonable time.”

The maturity date for each tranche funded (each, a “Maturity Date”) under the Note shall be twelve (12) months from the effective date of the payment of the respective purchase price amount, less any amounts converted or redeemed prior to the Maturity Date. The Note accrues interest at a rate of 12% per annum, payable on the Maturity Date or upon any conversion, prepayment, event of default or other acceleration of payment under the Note. All interest payments under the Note are payable, at the Company’s option, in cash or shares of Common Stock.

All principal and interest due and owing under the Note is convertible into shares of Common Stock at any time at the election of the Purchaser at a conversion price per share equal to the lower of (i) $1.00 (the “Fixed Conversion Price”) or (ii) 70% multiplied by the average of the three (3) lowest closing prices of the Common Stock during the fifteen (15) consecutive trading-day period immediately preceding the date of the respective conversion (the “Alternate Conversion Price”) (the “Conversion Price”), which Conversion Price is subject to adjustment for (i) stock splits, stock dividends, combinations, or similar events and (ii) full ratchet anti-dilution protection. The Purchaser will have participation rights in subsequent rights offerings and pro rata distributions.

In the event the Company has a DTC “Chill” on its shares, an additional discount of 10% shall apply to the Conversion Price while that “Chill” is in effect. The Alternate Conversion Price shall be subject to a floor price of $0.25 per share (the “Floor Price”) provided, however, that the Floor Price shall no longer apply (1) after August 1, 2020, (2) if certain events of default occurs under the Note, and/or (3) the Company fails to pay an amount in cash to the Purchaser equal to 125% multiplied by the respective conversion amount with respect to any notice of conversion as provided in the Note.

The Company may prepay in cash any portion of the outstanding principal amount of the Note and any accrued and unpaid interest by, upon one (1) days’ written notice to the Purchaser, at any time prior to or as of (but not following) the earlier of the (i) the first conversion date under the Note for the respective tranche under the Note and (ii) the 180th calendar day after the funding date of the respective tranche under the Note. If the Company exercises its right to prepay any respective tranche under the Note at any time within the initial 60 calendar days following the funding date of the respective tranche under the Note, the Company shall make payment to the Purchaser of an amount in cash equal to the sum of: (w) 110% multiplied by the Principal amount then outstanding plus (x) accrued and unpaid interest on the principal amount to the optional prepayment date plus (y) default interest, if any, on the amounts referred to in clauses (w) and (x), with respect to that tranche. If the Company exercises its right to prepay the respective tranche under the Note at any time from the 61st calendar day through the 90th calendar day following the funding date of the respective tranche under the Note, the Company shall make payment to the Purchaser of an amount in cash equal to the sum of: (w) 115% multiplied by the Principal amount then outstanding plus (x) accrued and unpaid interest on the Principal amount to the optional prepayment date plus (y) default interest, if any, on the amounts referred to in clauses (w) and (x), with respect to that tranche. If the Company exercises its right to prepay the respective tranche under the Note at any time from the 91st calendar day through the 120th calendar day following the funding date of the respective tranche under the Note, the Company shall make payment to the Purchaser of an amount in cash equal to the sum of: (w) 120% multiplied by the Principal amount then outstanding plus (x) accrued and unpaid interest on the Principal amount to the optional prepayment date plus (y) default interest, if any, on the amounts referred to in clauses (w) and (x), with respect to that tranche. If the Company exercises its right to prepay the respective tranche under the Note at any time from the 121st calendar day through the 180th calendar day following the funding date of the respective tranche under the Note, the Company shall make payment to the Purchaser of an amount in cash equal to the sum of: (w) 125% multiplied by the Principal amount then outstanding plus (x) accrued and unpaid interest on the Principal amount to the optional prepayment date plus (y) default interest, if any, on the amounts referred to in clauses (w) and (x), with respect to that tranche.

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The Purchaser does not have the right to convert the Note to the extent that such conversion would result in such Purchaser being the beneficial owner in excess of 4.99% (or, upon election of such Purchaser, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

The foregoing description of the Note is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Report”) and which is incorporated by reference herein in its entirety.

Security Agreement

In connection with the offer and sale of the Note, the Company and the Purchaser entered into a Security Agreement, dated as of September 4, 2019 (the “Security Agreement”). Under the Security Agreement, the Company granted a security interest in all of their respective assets, rights, interests and after-acquired assets and properties, except for the Company’s ownership interest in its subsidiary, Trace Analytics, Inc., as collateral for repayment of the principal and interest owed under the Note.

The foregoing description of the Note is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Report”) and which is incorporated by reference herein in its entirety.

Registration Rights Agreement

In connection with the offer and sale of the Note, the Company also entered into a Registration Rights Agreement, dated September 4, 2019, with the Purchaser (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is obligated to register all shares of common stock underlying the Note resale in a registration statement to be filed with the Securities and Exchange Commission if the company files with the Securities and Exchange Commission a registration statement registering any securities, except a registration statement filed (i) in connection with any employee stock option or other benefit plan on Form S-8, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 of this Report is incorporated by reference into this Item 2.03 in its entirety.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

4.1	Senior Secured Promissory Note dated September 4, 2019
10.1	Securities Purchase Agreement by and between Applied BioSciences Corp. and First Fire Global Opportunities Fund, LLC
10.2	Security Agreement by and between Applied BioSciences Corp. and First Fire Global Opportunities Fund, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied BioSciences Corp.

Date: September 13, 2019	By:	/s/ Raymond W. Urbanski
	Name:	Raymond W. Urbanski
	Title:	Chief Executive Officer

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